UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 20, 2024

AUGUSTA GOLD CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-54653	41-2252162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 555 – 999 Canada Place, Vancouver, BC, Canada	V6C 3E1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 687-1717

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Results of Annual General Meeting of Shareholders

On June 20, 2024, Augusta Gold Corp. (the “Company’) held its annual general meeting of shareholders (the “Meeting”). A total of 43,435,929 common shares in the capital of the Company (“Common Shares”) were represented at the Meeting, being 50.55% of the Company’s issued and outstanding voting stock on the record date for the Meeting.

All matters presented for approval at Meeting were approved and all nominees as directors to the Board of Directors of the Company were elected.

Detailed results for the ballot votes are as follows:

Election of Directors	Votes For	Votes Withheld	Broker Non-Votes
Richard Warke	38,827,841	95,694	4,512,394
Donald Taylor	38,870,454	53,081	4,512,394
Lenard Boggio	38,876,812	46,723	4,512,394
John Boehner	38,692,461	231,074	4,512,394
Daniel Earle	38,828,488	95,047	4,512,394

Proposal	Votes For	Against	Abstain	Broker Non-Votes
Ordinary resolution to appoint Davidson & Company LLP as Auditors of the Company for the ensuing year and authorizing the directors to fix their remuneration.	43,329,325	10,047	96,557	0

Proposal	Votes For	Against	Abstain	Broker Non-Votes
Ordinary resolution to approve all unallocated options under the Company’s current stock option plan, as described in the management information circular and proxy statement for the Meeting.	38,656,014	243,863	23,658	4,512,394

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AUGUSTA GOLD CORP.

Date: June 21, 2024	By:	/s/ Tom Ladner
	Name:	Tom Ladner
	Title:	VP Legal

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